UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

DIVERSIFIED HEALTHCARE TRUST
(Name of Registrant as Specified In Its Charter)

FLAT FOOTED LLC MARC ANDERSEN
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SPECIAL MEETING OF SHAREHOLDERS OF

DIVERSIFIED HEALTHCARE TRUST
_________________________

SUPPLEMENT DATED JULY 27, 2023 TO THE PROXY STATEMENT
OF
FLAT FOOTED LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE GOLD PROXY CARD TODAY

Dear Fellow Diversified Healthcare Stockholders:

Flat Footed LLC, a Delaware limited liability company (together with its affiliates, “Flat Footed,” “we” or “us”) is one of the largest shareholders of Diversified Healthcare Trust, a Maryland real estate investment trust (“DHC” or the “Company”), beneficially owning 23,487,000 common shares of beneficial interest, par value $0.01 per share, of DHC (the “DHC Common Shares”), or approximately 9.8% of the DHC Common Shares outstanding.

On June 28, 2023, we filed with the Securities and Exchange Commission (the “SEC”) and mailed a definitive proxy statement (the “Original Proxy Statement”) and GOLD proxy card in connection with our solicitation of proxies to vote AGAINST the Company’s proposals (such proposals, the “DHC Merger Proposals”) related to its proposed merger with and into Office Properties Income Trust, a Maryland real estate investment trust (“OPI”), with OPI as the surviving entity and renamed as “Diversified Properties Trust” (the “Merger”), pursuant to the terms of an Agreement and Plan of Merger by and among OPI and DHC (the “Merger Agreement”) at a special meeting of the Company’s shareholders originally scheduled to be held on August 9, 2023 (including any adjournments, postponements, continuations or reschedulings thereof and any meeting which may be called in lieu thereof, the “Special Meeting”).

On July 21, 2023, the Company filed its definitive proxy statement for the Special Meeting with the SEC. We are furnishing to you this proxy supplement (the “Proxy Supplement”) to update certain of the disclosures contained in the Original Proxy Statement to reflect certain information from the Company’s proxy statement which had not been publicly available at the time we filed the Original Proxy Statement.

According to the Company’s proxy statement, the Company has rescheduled the Special Meeting, which is now scheduled to be held via internet webcast at 11:00 a.m. Eastern time, on August 30, 2023, at the following link: http://www.virtualshareholdermeeting.com/DHC2023SM. As further described in the Company’s proxy statement, the Special Meeting will be held in a virtual format. No in person meeting will be held.

In addition, the Company’s proxy statement states that you are entitled to participate in the Special Meeting if you were a holder of record of DHC Common Shares as of the close of business on June 16, 2023 (the “Record Date”). According to the Company’s proxy statement, as of the Record Date, there were 239,792,354 DHC Common Shares outstanding and entitled to vote at the Special Meeting, held by approximately 1,286 holders of record.

If you are a shareholder as of the close of business on the Record Date who holds shares directly, you may participate in the Special Meeting via internet webcast by visiting the following website and following the registration and participation instructions contained therein: http://www.virtualshareholdermeeting.com/DHC2023SM. Please have the control number located on your GOLD proxy card or voting information form available. If you are a shareholder as of the close of business on the Record Date who holds shares indirectly through a brokerage firm, bank or other nominee, you must register in advance to attend the Special Meeting. You will need to present evidence of your beneficial ownership of DHC Common Shares. You will not be able to vote your shares at the Special Meeting without a legal proxy. Beneficial owners should complete the registration process at least three days in advance of the Special Meeting to ensure that all documentation and verifications are in order. Attendance at the Special Meeting via the virtual live webcast will count as attendance in person.

Please read the Original Proxy Statement and this Proxy Supplement in their entirety as together they contain all of the information that is important to your decisions in voting at the Special Meeting. To the extent that information in this Proxy Supplement differs from or updates information contained in the Original Proxy Statement, the information in this Proxy Supplement shall supersede or supplement the information in the Original Proxy Statement.

THIS SOLICITATION IS BEING MADE BY FLAT FOOTED AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING OTHER THAN AS DESCRIBED HEREIN. SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IF YOU HAVE ALREADY VOTED USING A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE “AGAINST” THE DHC MERGER PROPOSALS BY SIGNING, DATING AND RETURNING THE GOLD PROXY CARD. ONLY THE LATEST VALIDLY EXECUTED PROXY THAT YOU SUBMIT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING OR BY VOTING VIRTUALLY AT THE SPECIAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting —
This Proxy Statement and our GOLD proxy card are available at:

SaveDHC.com